UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): May 20, 2009
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area
code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the annual meeting of the stockholders of Repros Therapeutics Inc., or the Company, held on May 20, 2009, the stockholders of the Company elected Stephen B. Howell, M.D. to serve as a new director to the Company’s board of directors. David Poorvin, Ph.D., Louis Ploth, Jr. and Jeffrey R. Harder did not seek re-election to the Company’s board of directors at the annual meeting. At the meeting, the stockholders also re-elected Joseph S. Podolski, Daniel F. Cain, Jean L. Fourcroy, M.D., Ph.D., M.P.H., Mark Lappe, Nola E. Masterson and John C. Reed, M.D., Ph.D.
     At the annual meeting, the stockholders also approved an amendment to each of the 2004 Stock Option Plan and 2000 Non-Employee Directors’ Stock Option Plan to increase the number of shares of common stock that may be issued under each such plan by 1,000,000 and 500,000, respectively, and to extend the term of the 2000 Non-Employee Directors’ Stock Option Plan by nine years to April 17, 2019. These amendments became effective immediately upon stockholder approval.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: May 27, 2009.	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer